UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

CME GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31553	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of November 12, 2021, CME Group Inc. (the “Company”), entered into a new multi-currency revolving credit facility (the “Senior Credit Facility”) with each of the banks from time to time party thereto; Bank of America, N.A., as Administrative Agent; Barclays Bank PLC, BMO Harris Bank N.A., Citibank, N.A., Wells Fargo Bank, National Association, Bank of China, New York Branch, Lloyds Bank Corporate Markets plc, MUFG Bank. Ltd., JPMorgan Chase Bank, N.A., and the Toronto-Dominion Bank, New York Branch, as Co-Syndication Agents; and U.S. Bank National Association, as Documentation Agent; and BofA Securities, Inc., Barclays Bank PLC, BMO Capital Markets Corp., Citibank, N.A., Wells Fargo Securities, LLC, Bank of China, New York Branch, Lloyds Bank Corporate Markets plc, MUFG Bank, Ltd., JPMorgan Chase Bank, N.A., and TD Securities (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners.

The Senior Credit Facility is for a line of credit of $2.25 billion with the option to increase the facility from time to time from $2.25 billion to $3.25 billion. The proceeds of the Senior Credit Facility can be used for ongoing working capital and other general corporate purposes. The Senior Credit Facility is voluntarily pre-payable from time to time without premium or penalty. The maturity date of the Senior Credit Facility is November 12, 2026.

The Senior Credit Facility agreement includes representations and warranties, covenants and events of default, including requirements that the Company maintain a minimum consolidated net worth, as well as customary limitations on liens on the assets of the Company and its significant subsidiaries, subsidiary indebtedness and fundamental changes, including certain mergers and consolidations of the Company and its significant subsidiaries, certain dispositions of all or substantially all of the consolidated assets of the Company and its subsidiaries taken as a whole or of more than 50% of the voting stock of Chicago Mercantile Exchange Inc., Board of Trade of the City of Chicago, Inc. or New York Mercantile Exchange, Inc. and certain liquidations and dissolutions of the Company and its significant subsidiaries.

The Senior Credit Facility replaces that certain Credit Agreement (the “Existing Revolving Credit Agreement”), dated as of November 21, 2017, among CME Group Inc., certain financial institutions and other persons party thereto as lenders, and Bank of America, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.1 to CME Group Inc.’s Form 8-K, filed with the SEC on November 27, 2017, File No. 001-31553).

The foregoing description of the Senior Credit Facility is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Senior Credit Facility, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 1.02. In connection with the closing of the Senior Credit Facility, the Existing Revolving Credit Agreement was terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

10.1	Credit Agreement, dated as of November 12, 2021, among CME Group Inc., certain lenders, agents, arrangers, bookrunners, and Bank of America, N.A., as Administrative Agent

104	The cover page from CME Group Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: November 16, 2021	By:	/s/ John W. Pietrowicz
	Name:	John W. Pietrowicz
	Title:	Senior Managing Director, Chief Financial Officer